UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

ROI ACQUISITION CORP. II

(Name of Registrant as Specified In Its Charter)

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ROI ACQUISITION CORP. II
601 LEXINGTON AVENUE, 51ST FLOOR
NEW YORK, NY 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:30 p.m. Eastern Time on Thursday, July 2, 2015

Dear Stockholders of ROI Acquisition Corp. II:

The 2015 annual meeting of stockholders (the “Annual Meeting”) of ROI Acquisition Corp. II., a Delaware corporation (the “Company”), will be held on Thursday, July 2, 2015 at 1:30 p.m., Eastern Time, at the offices of McDermott Will & Emery LLP located at 340 Madison Avenue, New York, New York 10173, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect Thomas J. Baldwin, Joseph A. De Perio and Tracy B. McKibben as Class I directors to serve until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified and to elect George E. Hall and Jamal Mashburn as Class II directors to serve until the 2018 annual meeting of stockholders and until their successors have been duly elected and qualified;
2.	To ratify the appointment of Citrin Cooperman & Co., LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR AND “FOR” THE RATIFICATION OF CITRIN COOPERMAN & CO., LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2015.

The record date for the Annual Meeting is June 9, 2015. Only stockholders of record on June 9, 2015 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT. You are requested to carefully read the proxy statement and accompanying Notice of Annual Meeting for a more complete statement of matters to be considered at the Annual Meeting.

Sincerely,

/s/ Thomas J. Baldwin
Thomas J. Baldwin
Chairman and Chief Executive Officer
New York, NY
June 18, 2015

This proxy statement is dated June 18, 2015
and is being mailed with the form of proxy on or shortly after June 18, 2015.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the proxy card or voting instructions. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or vote in person at the Annual Meeting.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors unless you direct the nominee holder how to vote by returning your proxy card or by following the instructions contained on the proxy card or voting instruction form.

ROI ACQUISITION CORP. II
601 Lexington Avenue, 51st Floor
New York, NY 10022

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 2, 2015

To the Stockholders of ROI Acquisition Corp. II:

NOTICE IS HEREBY GIVEN that the 2015 annual meeting of stockholders (the “Annual Meeting”) of ROI Acquisition Corp. II, a Delaware corporation (the “Company”), will be held on Thursday, July 2, 2015 at 1:30 p.m., Eastern Time, at the offices of McDermott Will & Emery LLP located at 340 Madison Avenue, New York, New York 10173, to consider and vote upon the following proposals:

1.	To elect Thomas J. Baldwin, Joseph A. De Perio and Tracy B. McKibben as Class I directors to serve until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified and to elect George E. Hall and Jamal Mashburn as Class II directors to serve until the 2018 annual meeting of stockholders and until their successors have been duly elected and qualified;
2.	To ratify the appointment of Citrin Cooperman & Co., LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Company as of the close of business on June 9, 2015 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote.

Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. You can vote your shares by completing and returning your proxy card. Proxy cards that are signed and returned but do not include voting instructions will be voted by the proxy as recommended by the Board of Directors. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this proxy statement and on the proxy card.

Even if you plan to attend the Annual Meeting in person, it is strongly recommended that you complete and return your proxy card before the Annual Meeting date to ensure that your shares will be represented at the Annual Meeting if you are unable to attend. You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board of Directors,

/s/ Daniel A. Strauss
Chief Operating Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2015

This Notice of Annual Meeting and Proxy Statement and our 2014 Annual Report are available at:
www.Okapivote.com/ROIACQUISITION

i

ROI ACQUISITION CORP. II

PROXY STATEMENT
FOR 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:30 p.m. Eastern Time on Thursday, July 2, 2015

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2015 annual meeting of stockholders of ROI Acquisition Corp. II, a Delaware corporation (the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, July 2, 2015 at 1:30 p.m. Eastern Time, at the offices of McDermott Will & Emery LLP located at 340 Madison Avenue, New York, New York 10173.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the election of Thomas J. Baldwin, Joseph A. De Perio and Tracy B. McKibben as Class I directors to serve until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified and the election of George E. Hall and Jamal Mashburn as Class II directors to serve until the 2018 annual meeting of stockholders and until their successors have been duly elected and qualified;
•	a proposal to ratify the appointment of Citrin Cooperman & Co., LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015; and
•	any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of Thomas J. Baldwin, Joseph A. De Perio and Tracy B. McKibben as Class I directors and George E. Hall and Jamal Mashburn as Class II directors; and
•	“FOR” the ratification of the appointment of Citrin Cooperman & Co., LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.

Who is entitled to vote?

Holders of our common stock as of the close of business on June 9, 2015, the record date, may vote at the Annual Meeting. As of the record date, there were 15,625,000 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders.  If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders.  If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

If I am a stockholder of record of the Company’s shares, how do I vote?

There are two ways to vote:

•	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a street name stockholder, how do I vote?

There are two ways to vote:

•	In person. If you are a street name stockholder and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.
•	By Mail. You may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

How many votes are needed for approval of each proposal?

•	Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.
•	Proposal No. 2: The ratification of the appointment of Citrin Cooperman & Co., LLP requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal and, thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of the holders of shares of outstanding common stock of the Company representing a majority of the voting power of all outstanding shares of common stock of the Company entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or vote instruction form with a later date or by attending the Annual Meeting and voting in person if you are a stockholder of record. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary at 601 Lexington Avenue, 51st Floor, New York, NY 10022, a written notice of revocation prior to the Annual Meeting.

Please note, however, that if you are a street name stockholder, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If you are a street name stockholder, and you wish to attend the Annual Meeting and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Thomas J. Baldwin and Joseph A. De Perio have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All costs associated with this solicitation will be borne directly by ROI Acquisition Corp. II. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. We also have hired Okapi Partners LLC (“Okapi”) to assist us in the distribution of proxy materials and the solicitation of votes. Okapi may solicit proxies personally, electronically or by telephone. We will pay Okapi a base fee of $10,000 plus customary costs and expenses for these services.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Citrin Cooperman & Co., LLP. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.

Where will I be able to find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we may deliver a single copy of our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at the following address or phone number:

ROI Acquisition Corp. II
Attention: Secretary
601 Lexington Avenue, 51st Floor
New York, NY 10022
Phone: (212) 825-0400

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Are there any appraisal or similar rights for dissenting stockholders?

Neither Delaware law nor our amended and restated certificate of incorporation provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than February 19, 2016. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

ROI Acquisition Corp. II
Attention: Secretary
601 Lexington Avenue, 51st Floor
New York, NY 10022

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is either (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of our Board of Directors or (iii) otherwise properly brought before the annual meeting by any stockholder of the Company (x) who is a stockholder of record on the date of the giving of the notice provided for in our bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in our bylaws. To be timely for our 2016 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than the opening of business on March 4, 2016; and
•	not later than the close of business on April 3, 2016.

In the event that we hold our 2016 annual meeting of stockholders more than 45 days before or after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the close of business on the 90th day prior to such annual meeting; or’
•	the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Board of Directors. Any such recommendations should include the nominee’s name, age, business address, residence address, principal occupation or employment, the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the nominee and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and should be directed to our Chief Operating Officer and Secretary at the address set forth above.

In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Chief Operating Officer and Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

You may contact our Secretary at our principal executive offices for a copy of our bylaws.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of seven members. Four of our directors are independent within the meaning of the listing standards of The NASDAQ Stock Market LLC, or NASDAQ. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. However, because we did not hold an annual meeting in 2014, the nominees for Class I director will be elected for a two year term.

The following table sets forth the names, ages as of June 9, 2015, and certain other information for each of the directors with terms expiring at the annual meeting (who are also nominees for election as a director at the annual meeting), for each of the continuing members of our board of directors and for each of our executive officers:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting/Nominees
Thomas J. Baldwin(1)	1	60	Chairman, Chief Executive Officer and Director	2013	2015	2017
Joseph A. De Perio(1)	I	37	Vice Chairman, President and Director	2013	2015	2017
Tracy B. McKibben(2)(3)(4)	I	46	Director	2013	2015	2017
George E. Hall(1)	II	54	Chief Investment Officer and Director	2013	2015	2018
Jamal Mashburn(3)(4)	II	42	Director	2013	2015	2018
Continuing Directors
Thomas Barber(2)(3)	III	41	Director	2013	2016	—
Andrew Reilly(2)(4)	III	46	Director	2013	2016	—
Executive Officers (not listed above)
Francis A. Ruchalski	N/A	51	Chief Financial Officer	N/A	N/A	N/A
Daniel A. Strauss	N/A	30	Chief Operating Officer and Secretary	N/A	N/A	N/A

(1)	Member of our executive committee.
(2)	Member of our audit committee.
(3)	Member of our compensation committee.
(4)	Member of our governance and nominating committee.

Nominees for Director

Thomas J. Baldwin has been our Chairman Chief Executive Officer since July 2013. Mr. Baldwin is also a private investor and a Managing Director of the Clinton Group and serves on the boards of directors of Zoe’s Kitchen, Inc. (NYSE: ZOES) and Bravo Brio Restaurant Group, Inc. (NASDAQ: BBRG). Previously, Mr. Baldwin was Chairman and Chief Executive Officer of ROI Acquisition Corp., or ROI Acquisition, a blank check company formed for substantially similar purposes as ROI, which merged with EveryWare Global, Inc., a consumer products company, or EveryWare, in a business combination in May 2013 and served as Vice Chairman of EveryWare from May 2013 through June 2015. On April 7, 2015, EveryWare and its domestic subsidiaries commenced cases by filing voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware pursuant to which EveryWare and its domestic subsidiaries seek to implement a pre-packaged plan of reorganization pursuant to the United States Bankruptcy Code.

Previously, Mr. Baldwin served as Chairman, Chief Executive Officer and President of Morton’s Restaurant Group, Inc. from December 2005 through February 2010. In addition, Mr. Baldwin served as Chief Financial Officer of Morton’s Restaurant Group, Inc. from December 1988 until December 2005. During his tenure at Morton’s, the company grew from nine Midwest-based restaurants to a global organization of over 80 locations. Mr. Baldwin led Morton’s through two management-led buyouts and two initial public offering events. Prior to his employment at Morton’s Restaurant Group, Mr. Baldwin held management positions at Le Peep Restaurant, Citigroup and General Foods Corp., now part of Kraft Foods. In addition, Mr. Baldwin currently serves the private company boards including Benihana Asian Restaurants and Wood Fired Holding Corp., the parent company of Firebirds Wood Fired Grill Restaurants.

We believe that Mr. Baldwin is qualified to serve as our Chairman of the Board due to his extensive experience in business operations, including as a chief executive officer of a publicly traded consumer company. Mr. Baldwin brings his comprehensive experience in brand positioning and brand management, general management including global strategy, operations, marketing and sales, people resources, investor relations, public relations, international and domestic development, franchising, as well as infrastructure functions to our Board.

Joseph A. De Perio has been our Vice Chairman of the Board and President since our inception on June 28, 2013. Mr. De Perio has been a senior member of the investment team of the Clinton Group from 2006 to December 2007 and October 2010 to the present. In his capacity as Senior Portfolio Manager at the Clinton Group, Mr. De Perio is involved in all aspects of portfolio management for the public equity and private equity strategies at the Clinton Group, including origination, trading, structuring and research. Prior to joining the Clinton Group, he was a Vice President at Millennium Management executing a public equity strategy. Prior to his work in hedge funds, Mr. De Perio was an associate at Trimaran Capital Partners, a middle-market private equity investment fund, where he originated, executed and monitored leveraged buyout and growth equity investments in the healthcare, technology and consumer industries. Mr. De Perio has served on the board of directors of Imation Corp. (NYSE: IMN), a data storage company, since May 2015. Mr. De Perio served on the board of directors of Overland Storage, Inc. (NASDAQ: OVRL) from April 2011 until its sale to Sphere 3D Corporation in December 2014 and served on the Board of Directors of Viking Systems, Inc. (OTC: VKNG) from June 2011 until its sale to Conmed Corporation in October 2012. Previously, Mr. De Perio was Vice Chairman and President of ROI Acquisition, which merged with EveryWare in a business combination in May 2013. On April 7, 2015, EveryWare and its domestic subsidiaries commenced cases by filing voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware pursuant to which EveryWare and its domestic subsidiaries seek to implement a pre-packaged plan of reorganization pursuant to the United States Bankruptcy Code.

Mr. De Perio has over 15 years’ experience in corporate finance, including over 10 years as an investment analyst and portfolio manager in private equity and public equity. He has a strong understanding of corporate finance and strategic business planning activities. While serving as a member of the Clinton Group investment team, he gained significant experience advising and investing in public companies. In addition, his experience as a director of public companies enables Mr. De Perio to contribute additional perspective to ROI’s board discussions.

Tracy B. McKibben has served on our board of directors since September 2013. Ms. McKibben is the President of MAC Energy Advisors, LLC, an investment and consulting company that focuses on alternative energy, renewable energy, and clean technology investments and strategic opportunities across a global platform. Ms. McKibben also serves on the Board of Directors of Ecolab Inc and several other private companies. Prior to founding MAC Energy Advisors, LLC in January 2010, Ms. McKibben served as the Managing Director and Head of Environmental Banking Strategy at Citigroup Global Markets, Inc., a global investment bank, from September 2007 to August 2009. Previously, Ms. McKibben served in several senior level positions within the federal government including at the National Security Council where she served as the Director, European Economic Affairs and EU Relations from July 2003 to August 2007 and as the Acting Senior Director for European Affairs from June 2007 to August 2007. From March 2001 to July 2003, Ms. McKibben served at the U.S. Department of Commerce where she was the Director, Executive Secretariat for the Office of the Secretary from March 2001 to April 2002 and Special Counsel for International Trade

and Investments from April 2002 to July 2003. Ms. McKibben received a B.A., summa cum laude, from West Virginia State University and a J.D. from Harvard Law School.

Ms. McKibben’s qualifications as a director include her 15 years of experience in the energy sector, with over 10 years focusing on the areas of alternative energy, renewable energy, clean technology and sustainability management, her experience advising multinational corporations on strategic investments and capital investment structuring, and her strategic, mergers and acquisitions and advisory experience.

George E. Hall has been our Chief Investment Officer and a member of our board of directors since July 2013. Mr. Hall is the Founder, CEO, President and Chief Investment Officer of the Clinton Group. Mr. Hall is ultimately responsible for all final investment and trading decisions, risk management and quantitative analysis at the Clinton Group. Mr. Hall is a prominent business leader in the financial services industry, particularly in asset management. Mr. Hall is also Chairman of the Board and President of CGI Holdings, Inc. and holds similar positions throughout the family of companies and funds. Before founding the Clinton Group in 1991, Mr. Hall was a Vice President at Greenwich Capital Markets, Inc., a primary dealer and mortgage securities broker-dealer. He headed the mortgage arbitrage group which traded mortgage securities, interest rate derivatives and futures and options. There, he created and implemented the firm’s analytical systems for CMOs and related securities. Prior to his time at Greenwich Capital Markets, he directed the trading of mortgage securities, including agency pass-throughs, options, whole loans, CMOs and interest rate derivatives, at Citicorp Investment Bank. Before pursuing his MBA, Mr. Hall was a nuclear engineer at Tenneco Corporation. Mr. Hall previously served as a director of Rumson-Fair Haven Bank & Trust Company (OTC: RFHB). Previously, Mr. Hall served as Chief Investment Officer and Director of ROI Acquisition, which merged with EveryWare in a business combination in May 2013. On April 7, 2015, EveryWare and its domestic subsidiaries commenced cases by filing voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware pursuant to which EveryWare and its domestic subsidiaries seek to implement a pre-packaged plan of reorganization pursuant to the United States Bankruptcy Code. Mr. Hall holds a BS from the U.S. Merchant Marine Academy and an MBA from the Wharton School at the University of Pennsylvania.

Continuing Independent Directors

Jamal Mashburn has served on our board of directors since September 2013. Mr. Mashburn is President and CEO of Mashburn Enterprises, LLC, a private investment firm. Mashburn is most notably known for his success on the basketball court — the former college and NBA All Star spent over 20 years with the Kentucky Wildcats, Dallas Mavericks, Miami Heat, and New Orleans Hornets. With a natural knack for teambuilding, Mr. Mashburn took his skills straight to the business world after his basketball career was over. Mr. Mashburn successfully assembled a team of savvy professionals specializing in administration, finance, project management, insurance, and advertising, and to date, Mr. Mashburn has ownership interests in numerous restaurant franchises (38 Outback Steakhouse restaurants, 32 Papa John’s pizza restaurants, and three Dunkin Donuts stores), car dealerships (owner of Kentucky’s Toyota of Nicholasville and Lexus Store of Lexington), real estate, and the thoroughbred horse racing industry. Mr. Mashburn is active in the community and has established the Mashburn Scholarship.

Thomas Barber has served on our board of directors since September 2013. Mr. Barber is a Co-Founder and Managing Partner of Spanos Barber Jesse & Co., a lower middle market investment fund that makes junior debt and private equity investments in consumer and services businesses. From 2005 to 2013, Mr. Barber served as a senior investment professional at Black Canyon Capital, a fund that invests in junior debt and private equity. Mr. Barber originated, structured, negotiated and monitored investments in companies with between $5 million and $50 million of EBITDA across a variety of industries, with a particular focus on consumer, business services and media. Mr. Barber has served as an active Director on seven boards and has extensive experience across a variety of corporate functions, including operations, finance, sales and marketing, real estate and executive recruiting. Prior to 2005, Mr. Barber spent six years at Donaldson, Lufkin & Jenrette/Credit Suisse First Boston in investment banking with a focus on leveraged finance. Mr. Barber graduated magna cum laude with a BA in Political Science and a minor in Business Administration from the University of California at Berkeley. Mr. Barber serves on the boards of Jefferson Dental Clinics and Grenax Broadcasting.

Andrew Reilly has served on our board of directors since September 2013. Mr. Reilly is Co-Founder, Director and Chief Financial Officer of Defense Mobil Corporation, a nationwide 4g/LTE wireless services provider exclusively for current and former members of the U.S. Military and their families. Mr. Reilly previously served as a Managing Director of Accretive Capital Partners, LLC and Accretive Capital Advisors, LLC (“Accretive”), a private equity secondary and co-investment firm. Prior to Accretive, Andrew was with Fondinvest Capital, a Paris-based secondary private equity firm. In 2001, Andrew co-founded and managed Thomas Keenan Ventures, an early stage venture capital firm based in Westport, CT. Mr. Reilly started his career as an entrepreneur. Mr. Reilly was the co-founder of two high-tech businesses and successfully sold both to publicly traded companies in 2000. Andrew is also a current member of the Rhode Island State Investment Commission (“SIC”), a board that has investment management oversight of the pension fund for the Employees Retirement System of Rhode Island. Mr. Reilly acts as the Chairman of the Alternative Investments Sub-Committee of the SIC, which focuses on the investments and management of the pension’s alternative investments in Venture Capital, Buyout, and Real Estate funds. He also sits on the Rhode Island Tobacco Finance Corporation Board of Directors, the Board of Trustees of the Preservation Society of Newport County and the Dean’s Council of the University of Rhode Island’s Graduate School of Oceanography.

Executive Officers

Francis A. Ruchalski has been our Chief Financial Officer since July 2013. Mr. Ruchalski is a CPA and the CFO of the Clinton Group. Mr. Ruchalski also served a Chief Financial Officer of ROI Acquisition from inception until its business combination in May 2013. On April 7, 2015, EveryWare and its domestic subsidiaries commenced cases by filing voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware pursuant to which EveryWare and its domestic subsidiaries seek to implement a pre-packaged plan of reorganization pursuant to the United States Bankruptcy Code. Prior to joining the Clinton Group in 1997, Mr. Ruchalski was an audit manager for Anchin, Block & Anchin, LLP, a certified public accounting firm. His responsibilities included client auditing and financial and taxation planning. Mr. Ruchalski serves as director and comptroller of CGI Holdings, Inc. and holds similar positions throughout the family of company and funds. Mr. Ruchalski holds a BS in Accounting from St. John’s University.

Daniel A. Strauss has been our Chief Operating Officer and Secretary since inception on June 28, 2013. Mr. Strauss is a member of the private equity team at the Clinton Group and is responsible for evaluating and executing transactions across a range of industries. Mr. Strauss was Vice President and Director of Acquisitions of ROI Acquisition from February 2012 until its business combination in May 2013. On April 7, 2015, EveryWare and its domestic subsidiaries commenced cases by filing voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware pursuant to which EveryWare and its domestic subsidiaries seek to implement a pre-packaged plan of reorganization pursuant to the United States Bankruptcy Code. Prior to joining the Clinton Group in 2010, he was with Angelo, Gordon & Co. as a member of the firm’s private equity practice. Prior to his work at Angelo, Gordon & Co., he was a Financial Analyst at Houlihan Lokey focusing on mergers and acquisitions in the consumer products industry. Mr. Strauss holds a B.S. in Finance and International Business from the Stern School of Business at New York University. Mr. Strauss is a director and member of the Finance & Risk, Nominating and Governance and H. R. & Compensation Committees at Pacific Mercantile Bancorp (NASDAQ: PMBC) and a director and member of the Credit Risk and Governance Committees at Community Financial Shares, Inc. (OTC BB: CFIS).

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of NASDAQ. In addition, compensation committee members must also satisfy the independence criteria set forth under the listing standards of NASDAQ.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that Messrs. McKibben, Mashburn, Reilly and Barber do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of NASDAQ. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”

Board Leadership Structure and Role in Risk Oversight

We do not require separation of the offices of the Chairman of the Board and Chief Executive Officer and we currently have one person, Mr. Baldwin, serving in each capacity. In addition, we do not have a lead independent director. The decision whether to combine or separate these positions depends on what our board of directors deems to be in the long term interest of stockholders in light of prevailing circumstances. The board has deemed the current leadership structure to be appropriate given the Company’s limited business purpose of pursuing an initial business combination. Our board of directors believes the Company is well-served by the current leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

The board is involved in overseeing our risk oversight processes by focusing on our general risk oversight strategy and ensuring that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the board include consideration of the challenges and risks of our business, and the board and management engage in discussions on these topics. In addition, each of the board’s committees considers risk within its area of responsibility. For example, the audit committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls.

Board Meetings and Committees

During our fiscal year ended December 31, 2014, the board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the meetings.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our board of directors has established an audit committee, a compensation committee, a governance and nominating committee and an executive committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors. During our fiscal year ended December 31, 2014, our audit committee held four meetings and our compensation committee and governance and nominating committees did not meet. Our executive committee held six meetings. All committee members attended at least 75% of the committee meetings.

Audit Committee

Messrs. Reilly, Barber and McKibben serve as members of our audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Messrs. McKibben, Barber and Reilly are independent, as independence for audit committee members is defined in NASDAQ listing standards. Each member of the audit committee is financially literate and our board of directors has determined that Mr. Reilly qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee. Responsibilities of the audit committee include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
•	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
•	reviewing and discussing with the independent auditors all relationships that the auditors have with us in order to evaluate their continued independence;
•	setting clear hiring policies for employees or former employees of the independent auditors;
•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•	obtaining a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
•	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our compensation committee are Ms. McKibben and Messrs. Barber and Mashburn, each of whom is independent under NASDAQ listing standards. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•	overseeing the Company’s compensation practices, including its executive compensation plans relating to the compensation of the Company’s chief executive officer and other executive officers, and its incentive-compensation and equity-based plans;
•	reviewing and discussing with management the Company’s compensation discussion and analysis to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC;
•	preparing the Compensation Committee Report as required by the rules of the SEC;
•	evaluating annually the appropriate level of compensation for board and committee service by non-employee directors;

•	considering the results of the most recent shareholder advisory vote on executive compensation as required by Section 14A of the Securities Exchange Act of 1934, as amended, and, to the extent the committee determines it appropriate to do so, taking such results into consideration in connection with the review and approval of compensation policies and executive officer compensation; and
•	reviewing compensation arrangements for the Company’s employees to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking, and reviewing and discussing, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Governance and Nominating Committee

The members of our governance and nominating committee are Andrew Reilly, Jamal Mashburn and Tracy McKibben, each of whom is independent under NASDAQ listing standards. We have adopted a governance and nominating committee charter, which details the principal functions of the governance and nominating committee, including:

•	assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the board, including persons suggested by stockholders or others;
•	reviewing the background and qualifications of individuals being considered as director candidates;
•	recommending to the board director nominees for election;
•	reviewing the suitability for continued service as a director of each board member;
•	reviewing with the board the composition of the board as a whole;
•	reviewing the size of the board and recommending to the board any appropriate changes;
•	making recommendations on the frequency of board meetings;
•	making recommendations to the board regarding the size and composition of each standing committee of the board and recommending individual directors to fill any vacancy that might occur on a committee; and
•	monitoring the functioning of the committees of the board and making recommendations for any changes, including the creation and elimination of committees.

Executive Committee

The members of our executive committee are Thomas J. Baldwin, George E. Hall and Joseph A. De Perio. Pursuant to the executive committee’s charter, the principal function of the executive committee is to assist the board in acting upon any matters which, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the board.

Code of Ethics and Audit, Compensation, Governance and Nominating and Executive Committee Charters

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics as an exhibit to the registration statement associated with our initial public offering. You can review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. Copies of our audit, compensation, governance and nominating and executive committee charters are included as annexes to this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our Secretary at 601 Lexington Avenue, 51st Floor, New York, NY 10022. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash (or non-cash) compensation for services rendered to us. As described under “Related Party Transactions,” prior to the closing of our initial public offering, GEH Capital, Inc. (the “Sponsor”), transferred 171,875 founder shares to each of Thomas J. Baldwin and Joseph A. De Perio, each of whom paid a purchase price of $1,195.65 for their respective shares (the same per-share purchase price initially paid by our sponsor). Commencing on September 16, 2013, we began paying an affiliate of the Sponsor a total of (i) $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Other than the described fee, no compensation of any kind, including finder’s and consulting fees, has been or will be paid to the Sponsor, our executive officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, our officers or directors, or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely that the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business, but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of seven members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a two-year term to succeed the same class whose term is then expiring and two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, retirement, disqualification or removal. The classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our Governance and Nominating Committee has recommended, and our board of directors has approved, Thomas J. Baldwin, Joseph A. De Perio and Tracy B. McKibben as nominees for election as Class I directors and George E. Hall and Jamal Mashburn as Class II directors at the Annual Meeting. If elected, each of Messrs. Baldwin, De Perio and Ms. McKibben will serve as Class I directors until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified and each of Messrs. Hall and Mashburn will serve as Class II directors until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company. For information concerning the nominees, please see the section titled “Board of Directors, Executive Officers and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the reelection of Messrs. Baldwin, De Perio, Hall, Mashburn and Ms. McKibben. We expect that Messrs. Baldwin, De Perio, Hall, Mashburn and Ms. McKibben will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of directors requires a plurality vote of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During our fiscal year ended December 31, 2014, Citrin Cooperman & Co., LLP (“Citrin Cooperman”), served as our independent registered public accounting firm. On June 18, 2015 our audit committee approved the engagement of Citrin Cooperman as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2014.

The audit report of Citrin Cooperman on the Company’s financial statements for the year ended December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from June 28, 2013 (inception) through December 31, 2014, there were no disagreements between the Company and Citrin Cooperman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Citrin Cooperman, would have caused them to make reference to the subject matter of the disagreements in their report on the Company’s financial statements for such year.

During the period from June 28, 2013 (inception) through December 31, 2014, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal year ended December 31, 2014 and through the subsequent interim period prior to the Company’s engagement of Citrin Cooperman, the Company did not consult Citrin Cooperman regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Notwithstanding the appointment of Citrin Cooperman and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of the Company and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Citrin Cooperman as our independent registered public accounting firm for our fiscal year ending December 31, 2015. Our audit committee is submitting the appointment of Citrin Cooperman to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Citrin Cooperman will be available by telephone at the Annual Meeting to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of Citrin Cooperman, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The firm of Rothstein Kass acted as our independent registered public accounting firm from January 1, 2014 until June 30, 2014. On June 30, 2014 KPMG LLP acquired certain assets of Rothstein Kass. As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for the Company. On July 22, 2014, our audit committee approved the engagement of Citrin Cooperman as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2014. The following table presents fees for professional audit services and other services rendered to the Company by Rothstein Kass and Citrin Cooperman for our fiscal year ended December 31, 2014.

	Citrin Cooperman	Rothstein Kass
(In Thousands)
Audit Fees(1)	$15	$—
Audit-Related Fees(2)	$11	$7
Tax Fees(3)	$—	$—
All Other Fees(4)	$2	$—
Total Fees	$28	$7

(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal year.
(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of permitted services other than those that meet the criteria described above.

For our fiscal year end December 31, 2013, we were billed $67,000 by Rothstein Kass for the services it performed in connection with the Annual Report on Form 10-K, the Quarterly Report on Form 10-Q for the fiscal quarter ended on September 30, 2013, and our initial public offering, including review of our registration statement on Form S-1 and amendments thereto, comfort letters and consents. We were not billed any fees for tax services or other products or services provided by Rothstein Kass in 2013.

Auditor Independence

In our fiscal year ended December 31, 2014, there were no other professional services provided by Citrin Cooperman, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Citrin Cooperman.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence.

Vote Required

The ratification of the appointment of Citrin Cooperman requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT
OF CITRIN COOPERMAN & CO., LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, as issued by the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

Andrew Reilly, Chairman
Thomas Barber,
Tracy McKibben

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of June 9, 2015, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding 12,500,000 shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
GEH Capital, Inc. (the Sponsor)(2)	2,085,938	13.40%
Thomas J. Baldwin(3)	138,907	*
George E. Hall(4)	2,085,938	13.40%
Joseph A. De Perio(5)	128,907	*
Daniel A. Strauss	—	*
Francis A. Ruchalski	—	*
Tracy B. McKibben	—	*
Thomas Barber	—	*
Jamal Mashburn	—	*
Andrew Reilly	—	*
All directors and executive officers as a group (nine individuals)	2,353,752	15.10%
Fir Tree Inc.(6)	1,235,900	7.90%
Davidson Kempner Capital Management LLC(7)	1,050,000	6.72%
AQR Capital Management, LLC(8)	1,050,000	6.72%
TD Asset Management Inc.(9)	1,050,000	6.72%
North Pole Capital Master Fund(10)	801,741	5.13%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following is 601 Lexington Avenue, 51st Floor, New York, New York, 10022.
(2)	These shares represent one hundred percent of our shares of common stock held by the Sponsor. As a result of the underwriters’ election not to exercise their over-allotment option for our initial public offering, the Sponsor forfeited an aggregate of 468,750 Founder Shares on September 20, 2013, which the Company has cancelled. The Founder Earnout Shares (equal to 25% of the Founder Shares and 5% of our issued and outstanding shares after the initial public offering) are subject to forfeiture by the Sponsor (or its permitted transferees) on the fifth anniversary of our initial business combination unless, following our initial business combination, the last sale price of our stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or the company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like). On March 6, 2015, the Sponsor assigned 695,312 Founder Shares for $0.007 per share in a private transaction.
(3)	On August 22, 2013, the Sponsor transferred 171,875 Founder Shares to Thomas J. Baldwin for a purchase price of $1,195.65. On September 20, 2013, Mr. Baldwin purchased 10,000 units for $10.00 per unit in a privately negotiated transaction. On March 6, 2015, Mr. Baldwin assigned 42,968 Founder Shares for $0.007 per share in a private transaction.

(4)	These shares represent the Founder Shares held by the Sponsor. Mr. Hall owns and controls our Sponsor and, consequently, has voting and dispositive control over such shares.
(5)	On August 22, 2013, the Sponsor transferred 171,875 Founder Shares to Joseph A. De Perio for a purchase price of $1,195.65. On March 6, 2015, Mr. De Perio assigned 42,968 Founder Shares for $0.007 per share in a private transaction.
(6)	According to a Schedule 13G/A filed with the SEC on February 17, 2015 on behalf of Fir Tree Inc., a New York corporation (“Fir Tree”), the shares reported above include shares purchased by certain private-pooled investment vehicles for which Fir Tree serves as the investment manager (the “Fir Tree Funds”). Fir Tree is the investment manager of the Fir Tree Funds, and has been granted investment discretion over portfolio investments, including the common stock of the Company held by the Fir Tree Funds. The business address of this stockholder is Fir Tree Inc., 505 Fifth Avenue, 23rd Floor, New York, New York 10017.
(7)	According to a Schedule 13G filed with the SEC on September 27, 2013 on behalf of Davidson Kempner Partners, a New York limited partnership (“DKP”), Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”), Davidson Kempner International, Ltd., a British Virgin Islands corporation (“DKIL”), Davidson Kempner Capital Management LLC, a New York limited liability company and a registered investment adviser with the U.S. Securities and Exchange Commission (“DKCM”), and Messrs. Thomas L. Kempner, Jr. and Stephen M. Dowicz, DKCM acts as investment manager to each of DKP, DKIP, and DKIL, and Messrs. Thomas L. Kempner, Jr. and Stephen M. Dowicz, through DKCM, are responsible for the voting and investment decisions relating to the securities held by DKP, DKIP and DKIL. DKP beneficially owns 191,000 shares of the Company’s common stock, DKIP beneficially owns 431,550 shares of the Company’s common stock, DKIL beneficially owns 427,350 shares of the Company’s common stock, DKCM beneficially owns 1,050,000 shares of the Company’s common stock, Thomas L. Kempner, Jr. beneficially owns 1,050,000 shares of the Company’s common stock and Stephen M. Dowicz beneficially owns 1,050,000 shares of the Company’s commons stock. The business address of this stockholder is c/o Davidson Kempner Partners, 65 East 55th Street, 19th Floor, New York, New York 10022.
(8)	According to a Schedule 13G/A filed with the SEC on February 17, 2015 on behalf AQR Capital Management, LLC, a Delaware limited liability company (“AQR Capital”), and AQR Capital Management Holdings, LLC, a Delaware limited liability company, the shares reported above include shares held by the AQR Diversified Arbitrage Fund, an open-end registered investment company. AQR Capital serves as the investment manager to the AQR Diversified Arbitrage Fund. AQR Capital is a wholly owned subsidiary of AQR Capital Management Holdings, LLC. The business address of this stockholder is Two Greenwich Plaza, Greenwich, Connecticut 06830.
(9)	The business address of this stockholder is TD Asset Management Inc., Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2.
(10)	According to a Schedule 13G filed with the SEC on October 10, 2014 on behalf of North Pole Capital Master Fund, a Cayman Islands exempted company (“North Pole”) and Polar Securities Inc., a company incorporated under the laws of Ontario, Canada (“Polar Securities”), the shares reported above are directly held by North Pole. Polar Securities serves as investment advisor to North Pole with respect to the shares reported above. The business address of this stockholder is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

RELATED PARTY TRANSACTIONS

Founder Shares

On June 28, 2013, the Sponsor purchased 3,593,750 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.007 per share. Subsequently, on August 22, 2013, the Sponsor transferred 171,875 Founder Shares to each of Thomas J. Baldwin and Joseph A. De Perio (together with the Sponsor, the “Initial Stockholders”), each of whom paid a purchase price of $1,195.65 for their respective shares (the same per-share purchase price initially paid by the Sponsor). As a result of the underwriters’ election not to exercise their over-allotment option for our initial public offering, the Sponsor forfeited an aggregate of 468,750 Founder Shares on September 20, 2013, which the Company has cancelled. On March 6, 2015, the Initial Stockholders assigned 781,248 Founder Shares in a private transaction in consideration of payment of $5,435, or $0.007 per share. In addition, the Founder Earnout Shares (equal to 25% of the Founder Shares and 5% of our issued and outstanding shares after the initial public offering) will be subject to forfeiture by the Sponsor (or its permitted transferees) on the fifth anniversary of our initial business combination unless following our initial business combination the last sale price of our stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like). The Founder Shares are identical to the shares of common stock included in the units sold in the initial public offering. However, the holders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

Private Placement Warrants

Simultaneously with the consummation of our initial public offering, we consummated the private sale of 8,000,000 Private Placement Warrants, each exercisable to purchase one-half of one share of our common stock at $5.75 per half share ($11.50 per whole share) to the Sponsor at a price of $0.50 per warrant, generating gross proceeds of $4,000,000. Immediately after the closing of the private placement, the Sponsor transferred the Private Placement Warrants to Clinton Magnolia Master Fund Ltd., an affiliate of the Sponsor, which paid a purchase price of $4,000,000 for the Private Placement Warrants.

The proceeds from the sale of the Private Placement Warrants were added to the proceeds from our initial public offering held in the Trust Account pending our completion of our initial business combination. If we do not complete our initial business combination by September 20, 2015, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares, and the Private Placement Warrants will expire worthless. The Private Placement Warrants are subject to certain transfer restrictions and will not be redeemable by us so long as they are held by the members of the Sponsor or their permitted transferees. If the Private Placement Warrants are held by holders other than the members of the Sponsor or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in our initial public offering. The Private Placement Warrants may also be exercised by holders or their permitted transferees on a cashless basis. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in our initial public offering.

Rights — The Founder Shares are identical to the Public Shares, except that (i) the Founder Shares are subject to certain transfer restrictions, as described above, (ii) all of the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares in connection with the completion of an initial business combination and (iii) all of the initial stockholders have agreed to waive their rights to liquidating distributions from the trust account established for the benefit of the Company’s public stockholders with respect to their Founder Shares if the Company fails to complete an initial business combination by June 16, 2015, or September 16, 2015 if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination by June 16, 2015 but has not completed the initial business combination by such date, although they will be entitled to liquidating distributions from the trust account with respect to any Public Shares that they hold if the Company fails to complete an initial business combination within the prescribed time frame.

Voting — If the Company seeks stockholder approval of an initial business combination, the initial stockholders have agreed to vote their Founder Shares and any Public Shares purchased during or after the Company’s initial public offering in favor of the business combination.

Liquidation — Although the initial stockholders and their permitted transferees will waive their redemption rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the prescribed time frame, they will be entitled to redemption rights with respect to any Public Shares that they may own.

Registration Rights

The holders of the Founder Shares and Private Placement Warrants hold registration rights to require the Company to register the sale of any of the securities held by them pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, these stockholders will have “piggyback” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the costs and expenses of filing any such registration statements.

Sponsor Loans

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Administrative Services

The Company has entered into an Amended and Restated Administrative Services Agreement with Clinton Group, Inc., pursuant to which the Company will pay Clinton Group, Inc. a total of (i) $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of an initial business combination or the Company’s liquidation, the Company will cease paying these monthly fees. Our sponsor is an affiliate of the Clinton Group, Inc. George E. Hall (our Chief Investment Officer and Director) controls Clinton Group, Inc. and our sponsor and Joseph A. De Perio (our Vice Chairman, President and Director) is an employee of Clinton Group, Inc.

Related Party Policy

Prior to the consummation of our initial public offering, we adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company. A form of the code of ethics that we adopted prior to the consummation of our initial public offering was filed as an exhibit to the registration statement associated with our initial public offering.

In addition, our audit committee, pursuant to a written charter that we adopted prior to the consummation of our initial public offering, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. Our audit committee charter is included as an annex to this proxy statement. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during our fiscal ended December 31, 2014, all Section 16(a) filing requirements were satisfied on a timely basis.

Fiscal Year 2014 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2014 are included in our Annual Report on Form 10-K, which we are including with this proxy statement. This proxy statement and our Annual Report on Form 10-K are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to our Secretary at ROI Acquisition Corp. II, 601 Lexington Avenue, 51st Floor, New York, NY 10022.

Transfer Agent

Inquiries regarding stock certificate holdings, changes in registration or address, lost certificates and other stockholder account matters should be addressed to:

Continental Stock Transfer and Trust Company
17 Battery Place
New York, NY 10004

(212) 509-4000

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

New York, New York
June 18, 2015

Annex A

ROI ACQUISITION CORP. II
AUDIT COMMITTEE CHARTER

1. STATUS

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of ROI Acquisition Corp. II (the “Company”).

2. PURPOSE

The Committee is appointed by the Board for the primary purposes of:

•	Performing the Board’s oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, including, among other things:
•	the quality and integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements as well as compliance with all documents filed by the Company with the Securities and Exchange Commission (the “SEC”); review of the independent auditors’ qualifications and independence; and
•	the performance of the Company’s internal audit function and the Company’s independent auditors;
•	Maintaining, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors, and
•	Preparing the report to be included in the Company’s annual proxy statement, as required by the SEC rules.
•	In the event any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise cause compliance.

3. COMPOSITION AND QUALIFICATIONS

The Committee shall be appointed by the Board and shall, within one year of the listing of the Company’s securities, be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence requirements of the Sarbanes-Oxley Act of 2002 (the “Act”), the Nasdaq Stock Market LLC and all other applicable laws.

Each member of the Committee shall be financially literate and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as each such qualification is interpreted by the Board in its business judgment. In addition, to the extent practicable at least one member of the Committee shall be an “audit committee financial expert” as such term is defined by the SEC.

4. RESPONSIBILITIES

The Committee will:

1. Review and discuss the annual audited financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent auditors. In connection with such review, the Committee will:

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) and the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence;

•	Review significant changes in accounting or auditing policies;
•	Review with the independent auditors any problems or difficulties encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work and management’s response to such problems or difficulties;
•	Review with the independent auditors, management and the senior internal auditing executive the adequacy of the Company’s internal controls, and any significant findings and recommendations with respect to such controls;
•	Review reports required to be submitted by the independent auditor concerning: (a) all critical accounting policies and practices used; (b) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of such alternatives, and the accounting treatment preferred by the independent auditors; and (c) any other material written communications with management;
•	Review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative GAAP methods on the financial statements and the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and
•	Discuss policies and procedures concerning earnings press releases and review the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

2. Review and discuss the quarterly financial statements and the Company’s disclosures provided in periodic quarterly reports including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with Management, the senior internal auditing executive and the independent auditor.

3. Oversee the external audit coverage. The Company’s independent auditors are ultimately accountable to the Committee, which has the direct authority and responsibility to appoint, retain, compensate, terminate, select, evaluate and, where appropriate, replace the independent auditors. In connection with its oversight of the external audit coverage, the Committee will:

•	Have authority to appoint and replace (subject to stockholder approval, if deemed advisable by the Board) the independent auditors;
•	Have authority to approve the engagement letter and the fees to be paid to the independent auditors;
•	Pre-approve all audit and permitted non-audit services to be performed by the independent auditors and the related fees and terms for such services other than prohibited non-auditing services as promulgated under rules and regulations of the SEC (subject to the inadvertent de minimus exceptions set forth in the Act and the SEC rules);
•	Monitor and obtain confirmation and assurance as to the independent auditors’ independence, including ensuring that they submit on a periodic basis (not less than annually) to the Committee a formal written statement delineating all relationships between the independent auditors and the Company. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking appropriate action in response to the independent auditors’ report to satisfy itself of their independence;
•	At least annually, obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and to assess the independent auditors’ independence, all relationships between the independent auditors and the Company;
•	Meet with the independent auditors prior to the annual audit to discuss planning and staffing of the audit;
•	Review and evaluate the performance of the independent auditors, as the basis for a decision to reappoint or replace the independent auditors;
•	Set clear hiring policies for employees or former employees of the independent auditors, including but not limited to, as required by all applicable laws and listing rules; and
•	Assure regular rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, as required by the Act, and consider whether rotation of the independent auditor is required to ensure independence.

4. Oversee internal audit coverage.

In connection with its oversight responsibilities, the Committee will:

•	Review the appointment or replacement of the senior internal auditing executive;
•	Review, in consultation with management, the independent auditors and the senior internal auditing executive, the plan and scope of internal audit activities;
•	Review internal audit activities, budget and staffing; and
•	Review significant reports to management prepared by the internal auditing department and management’s responses to such reports.

5. Review with the independent auditors and the senior internal auditing executive the adequacy of the Company’s internal controls, and any significant findings and recommendations with respect to such controls.

6. Resolve any differences in financial reporting between management and the independent auditors.

7. Establish procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

8. Discuss policies and guidelines to govern the process by which risk assessment and risk management is undertaken.

9. Meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled.

10. Meet periodically (not less than annually) in separate executive session with each of the chief financial officer, the senior internal auditing executive, and the independent auditors.

11. Review and approve all “related party transactions” requiring disclosure under SEC Regulation S-K, Item 404.

12. Review periodically with the Company’s management, independent auditors, and legal advisors, as appropriate (i) legal, regulatory and compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues on the financial statements or accounting policies, and (ii) corporate compliance policies or codes of conduct.

13. As appropriate, obtain advice and assistance from outside legal, accounting or other advisers.

14. Report regularly to the Board with respect to Committee activities.

15. Prepare the report of the Committee required by the rules of the SEC to be included in the proxy statement for each annual meeting.

16. Review and reassess annually the adequacy of this Committee Charter and recommend any proposed changes to the Board.

17. Monitor compliance, on a regularly scheduled basis, with the terms of the Company’s initial public offering (the “Offering”) and, if any noncompliance is identified, promptly take all action necessary to rectify such noncompliance or otherwise cause the Company to come into compliance with the terms of the Offering.

18. Inquire and discuss with management the Company’s compliance with applicable laws and regulations.

19. Determine the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

20. Review and approve, on a quarterly basis, all payments made to the Company’s existing holders, sponsor, executive officers or directors and their and the Company’s respective affiliates.

5. PROCEDURES

1. Action.

A majority of the members of the entire Committee shall constitute a quorum. The Committee shall act on the affirmative vote a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. However, the Committee may delegate to one or more of its members the authority to grant pre-approvals of audit and permitted non-audit services, provided the decision is reported to the full Committee at its next scheduled meeting.

2. Fees.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation: (a) to outside legal accounting or other advisors employed by the Committee; and (b) for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

3. Limitations.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors.

Annex B

ROI ACQUISITION CORP. II
CHARTER OF
THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

I. PURPOSE OF THE COMMITTEE

The purposes of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of ROI Acquisition Corp. II (the “Company”) shall be to oversee the Company’s compensation and employee benefit plans and practices, including its executive compensation plans relating to the compensation of the Company’s chief executive officer (the “CEO”) and other executive officers, and its incentive-compensation and equity-based plans; to review and discuss with management the Company’s compensation discussion and analysis (“CD&A”) to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”); to prepare the Compensation Committee Report as required by the rules of the SEC; and to perform such further functions as may be consistent with this Charter or assigned by applicable law, the Company’s charter or bylaws or the Board.

II. COMPOSITION OF THE COMMITTEE

The Committee shall consist of two or more directors (including a chairperson) as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the NASDAQ Stock Market LLC (“NASDAQ”), and any additional requirements that the Board deems appropriate. In determining whether a director is eligible to serve on the Committee, the Board shall affirmatively determine that the director is independent under the rules and regulations of the SEC and NASDAQ, considering all factors specifically relevant to determining whether a director has any relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including but not limited to the source of the director’s compensation and the director’s affiliation with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company. Members of the Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In the event the Committee has directors who are not outside directors and/or non-employee directors, the members of the Committee who are outside directors and non-employee directors shall constitute a subcommittee with authority to act on behalf of the Committee with respect to matters falling within the ambit of Section 162(m) of the Code and/or Rule 16b-3.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less than twice annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary, provided that the Chief Executive Officer of the Company may not be present during any portion of a Committee meeting in which deliberation or any vote regarding his or her compensation occurs.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In addition to such other duties as may be assigned by law, the Board or the Company’s charter or bylaws, the Committee shall be responsible for executive compensation and general compensation and employee benefit plans (as described below).

A. Executive Compensation

The Committee shall have the following duties and responsibilities with respect to the Company’s executive compensation plans:

(a)	To review at least annually the goals and objectives of the Company’s executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.
(b)	To review at least annually the Company’s executive compensation plans in light of the Company’s goals and objectives with respect to such plans, and, if the Committee deems it appropriate, adopt, or recommend to the Board the adoption of, new, or the amendment of existing, executive compensation plans.
(c)	To evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation level, including salary, bonus, incentive and equity compensation, based on this evaluation. The Chief Executive Officer may not be present during the Committee’s voting or deliberations. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee shall consider factors as it determines relevant, which may include, for example, the Company’s performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years. The Committee may discuss the Chief Executive Officer’s compensation with the Board if it chooses to do so.
(d)	To evaluate annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation plans, and either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the compensation, including salary, bonus, incentive and equity compensation, of such other executive officers. To the extent that long-term incentive compensation is a component of such executive officer’s compensation, the Committee shall consider all relevant factors in determining the appropriate level of such compensation, including the factors applicable with respect to the Chief Executive Officer.
(e)	To evaluate annually the appropriate level of compensation for Board and Committee service by non-employee directors.
(f)	To review and approve any employment agreements, change-in-control provisions, severance or termination arrangements to be made with any executive officer of the Company.
(g)	To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any executive compensation plan.
(h)	To review and approve any special perquisites, cash payments and/or other compensation and personal benefits to the Company’s executive officers and directors and recommend any changes to the Board.
(i)	To consider the results of the most recent shareholder advisory vote on executive compensation as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent the Committee determines it appropriate to do so, take such results into consideration in connection with the review and approval of compensation policies and executive officer compensation.

(j)	To review and discuss with management the Company’s CD&A, and based on that review and discussion, to recommend to the Board that the CD&A be included in the Company’s annual proxy statement or annual report on Form 10-K.
(k)	To review compensation arrangements for the Company’s employees to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking, and review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements.
(l)	To the extent it deems necessary, review and approve the terms of any compensation “clawback” or similar policy or agreement between the Company and the Company’s executive officers or other employees subject to Section 16 of the Exchange Act.
(m)	To prepare the annual Compensation Committee Report in accordance with the rules and regulations of the SEC for inclusion in the Company’s annual proxy statement or annual report on Form 10-K.

Notwithstanding anything to the contrary in the foregoing, the Committee shall have sole discretion and authority with respect to any action regarding compensation payable to the Chief Executive Officer or other executive officers of the Company that the Committee intends to constitute “qualified performance-based compensation” for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder.

B. General Compensation and Employee Benefit Plans

The Committee shall have the following duties and responsibilities with respect to the Company’s general compensation and employee benefit plans, including incentive-compensation and equity-based plans:

(a)	To review at least annually the goals and objectives of the Company’s general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.
(b)	To review at least annually the Company’s general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans, in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Committee deems it appropriate.
(c)	To review all equity-compensation plans to be submitted for stockholder approval under the NASDAQ listing standards, and to review and, in the Committee’s sole discretion, approve all equity-compensation plans that are exempt from such stockholder approval requirement.
(d)	To implement and administer the Company’s incentive compensation equity-based remuneration plans, if any.
(e)	To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any compensation or other employee benefit plan, including any incentive-compensation or equity-based plan.

V. ROLE OF CHIEF EXECUTIVE OFFICER

The Chief Executive Officer may make, and the Committee may consider, recommendations to the Committee regarding the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, its incentive-compensation and equity-based plans with respect to executive officers other than the Chief Executive Officer and the Company’s director compensation arrangements.

VI. DELEGATION OF AUTHORITY

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

VII. EVALUATION OF THE COMMITTEE

The Committee shall, no less frequently than annually, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VIII. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other adviser retained by the Committee, the expense of which shall be borne by the Company. The Committee may select a compensation consultant, legal counsel or other adviser to the Committee only after taking into consideration the following:

(a)	The provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;
(b)	The amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;
(c)	The policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;
(d)	Any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Committee;
(e)	Any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and
(f)	Any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

The Committee shall conduct the independence assessment with respect to any compensation consultant, legal counsel or other adviser that provides advice to the Committee, other than: (i) in-house legal counsel and (ii) any compensation consultant, legal counsel or other adviser whose role is limited to the following activities for which no disclosure would be required under Item 407(e)(3)(iii) of Regulation S-K: consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or directors of the Company, and that is available generally to all salaried employees; or providing information that either is not customized for the Company or that is customized based on parameters that are not developed by the compensation consultant, and about which the compensation consultant does not provide advice.

Nothing herein requires a compensation consultant, legal counsel or other compensation adviser to be independent, only that the Committee consider the enumerated independence factors before selecting or receiving advice from a compensation consultant, legal counsel or other compensation adviser. The Committee may select or receive advice from any compensation consultant, legal counsel or other compensation adviser it prefers, including ones that are not independent, after considering the six independence factors outlined above.

Nothing herein shall be construed: (1) to require the Committee to implement or act consistently with the advice or recommendations of the compensation consultant, legal counsel or other adviser to the Committee; or (2) to affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties.

* * *

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

Annex C

CHARTER OF THE
GOVERNANCE & NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS OF
ROI ACQUISITION CORP. II

I. PURPOSE OF THE COMMITTEE

The purposes of the Governance & Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of ROI Acquisition Corp. II (the “Corporation”) shall be to identify and to recommend to the Board individuals qualified to serve as directors of the Corporation; to oversee the selection process; and to advise the Board with respect to the Board composition, procedures and committees.

II. COMPOSITION OF THE COMMITTEE

The Committee shall consist of two or more directors, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the Nasdaq Stock Market LLC (“Nasdaq”) and any additional requirements that the Board deems appropriate. Each member shall be “independent” in accordance with the listing standards of Nasdaq, as amended from time to time.

The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by a majority vote, may designate a Chairman.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III. MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than two times annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Committee.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A. Board Candidates and Nominees

The Committee shall have the following duties and responsibilities with respect to Board candidates and nominees:

(a) To assist in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others. The Committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for Board candidates;

(b) To review the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Committee shall look at the following attributes and criteria of candidates: experience, skills, expertise, diversity, personal and professional reputation, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. The Committee does not distinguish among nominees recommended by stockholders and other persons in considering nominees to the Board;

(c) To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Corporation, which recommendations shall be consistent with the criteria for selecting directors established by the Board from time to time; and

(d) To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

B. Board Composition and Procedures

The Committee shall have the following duties and responsibilities with respect to the composition and procedures of the Board as a whole:

(a) To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by Nasdaq;

(b) To review periodically the size of the Board and to recommend to the Board any appropriate changes;

(c) To make recommendations on the frequency of Board meetings; and

(d) To make recommendations concerning any procedures of the Board that the Committee considers warranted.

C. Board Committees

The Committee shall have the following duties and responsibilities with respect to the committee structure of the Board:

(a) After consultation with the Chairman of the Board and Chief Executive Officer and after taking into account the experiences and expertise of individual directors, to make recommendations to the Board regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee;

(b) To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees;

(c) To review annually committee assignments and the policy with respect to the rotation of committee memberships and/or chairmanships, and to report any recommendations to the Board; and

(d) To review and make recommendations to the Board regarding the establishment of special committees as appropriate to address special or unique matters that may arise. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

V. EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, with such fees to be borne by the Corporation.

*   *   *

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

Annex D

Executive Committee Charter

Purpose

The Committee is appointed by the Board to aid the Board in handling matters which, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board.

Committee Membership

The Committee shall consist of no fewer than three members. The members of the Committee shall be appointed and removed by the Board. A majority of the members shall constitute a quorum. Upon initial formation of the Committee, the members will be Thomas J. Baldwin, George E. Hall and Joseph A. De Perio.

Committee Authority and Responsibilities

1. During the interval between meetings of the Board of Directors, the Committee shall have and may exercise the powers of the Board of Directors to act upon any matters which, in the opinion of the Chairman of the Board, should not be postponed until the next previously scheduled meeting of the Board of Directors; but, to the extent prohibited by law, shall not have the power or authority of the Board of Directors in reference to (1) approving or adopting, or recommending to the shareowners, any action or matter expressly required by the Delaware General Corporation Law to be submitted to shareowners for approval or (2) adopting, amending or repealing any By-Law of the Company.

2. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

3. The Committee shall make regular reports to the Board.

4. The Committee may form and delegate authority to subcommittees when appropriate.

5. The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

6. The Committee shall annually review its own performance.